U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10
Amendment No. 6

General Form for Registration of Securities
Under Section 12(b) or (g) of
the Securities Exchange Act of 1934

WILDER FILING, INC.
(Name of Small Business Issuer)

New York	05-0608616
(State or Other Jurisdiction of	I.R.S. Employer Identification

82 Dune Road, Island Park, NY 11558
(Address of Principal Executive Offices including Zip Code)

516-431-1447
(Issuer's Telephone Number)

Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act: Common Stock, Par Value $.0001

Large Accelerated Filer		Accelerated Filer	
Non-Accelerated Filer		Smaller Reporting Company	☒
(do not check if a smaller reporting company)

PART I

ITEM 1.  BUSINESS.

Wilder Filing, Inc. (“Wilder”) was incorporated on August 20, 2004 under the laws of the State of New York to engage in any lawful corporate undertaking, including, but not limited to, printing and preparing corporate filings pursuant to the Securities and Exchange Commission Electronic Data Gathering And Retrieval (EDGAR) system. Wilder operations to date have been limited to preparing and filing EDGAR documents for a small number of companies.  We are dependent on a just a few customers.  For the year ended December 31, 2009, two customers accounted for approximately 83% and 17%, respectively, of our total revenues and for the year ended December 31, 2008, two customers accounted for approximately 70% and 27%, respectively, of our total revenues. We had $30,727 in sales revenue for the year ended December 31, 2009, with a net income (loss) of $ (3,545).  For the nine months ended September 30, 2010, we had sales revenues of $5,042, with a net (loss) of $(7,386).  Total assets at December 31, 2009 were $4,783 and $1,897 at September 30, 2010.

 Since commencing operations in 2004, we have filed reports and registration statements on behalf of companies whose filings are required under the Securities Act of 1933 (“Securities Act”) and/or the Securities Exchange Act of 1934 (“Exchange Act”) in the format prescribed by the commission's EDGAR system. While our business is not seasonal, we are busiest during those times of year when quarterly and annual reports are due. Most of our clients operate on a calendar year ending December 31; as a result, most of our revenue is earned in March, May, August and November. Because all filings are made electronically, our business is not limited to any one geographical area. Our business consists solely of filing reports and registration statements; we do not engage in printing services.  Our principal office is located at 82 Dune Road, Island Park, NY 11558.

Wilder currently has three (3) part time employees, two of whom are also Wilder’s executive officers.  The number of hours that each employee dedicates to Wilder depends on the workload of the company.  In general, each employee dedicates a minimum of five to ten hours a week to Wilder.

BUSINESS STRATEGY

Wilder's principal objective is to continue to offer filing services for companies required to file reports with the Securities and Exchange Commission, with the goal of increasing our client base and expanding our business. We intend to begin advertising to increase our client base, although we are currently uncertain as to when we will begin advertising or how much we will expend on advertising.

PRODUCTS AND SERVICES

All filings with the Commission must be made via EDGAR.

Through the use of EDGARizer® software, professional training from EDGARfilings, and knowledge of the required forms, Wilder has been filing SEC required forms on behalf of its clients, most of which are small business issuers. Since it began operations, Wilder has sought to provide its clients with efficient, timely and personalized service. On behalf of our clients, we have filed both registration statements and Exchange Act reports.

On December 17, 2008, the SEC adopted final rules integrating interactive data tagging technology into the SEC filing process.  The EDGAR system will be replaced by IDEA (Interactive Data Electronic Applications).  The new tagging system, combined with the IDEA system, will give investors faster and easier access to key financial information about public companies and mutual funds that contain financial statements of the registrant for a fiscal period that ends on or after June 15, 2011.  New exhibits in the new interactive format will be required for reports containing financial statements.  This requirement is being phased in so that by the end of 2011 all filers using GAAP, including smaller reporting companies, and foreign private issuers that prepare their financial statements in accordance with IFRS as issued by the IASB, will be using the new system.  For Wilder this means that we will have to purchase software to allow us to file financial statements using the new interactive tag format and IDEA system, and receiving training in such system.  In the event we are unable to purchase such software and/or we are unable to use the new system, we will no longer be able to prepare filings for our customers which would result in the termination of our business.  We are currently researching different companies that offer this software, and we expect to purchase such software by the end of the first quarter of 2011.

COMPETITION

There are hundreds of companies providing EDGAR filing services. Many are larger and are better known and funded than Wilder. In addition, the barrier to entry in this industry is low since EDGAR formatting software can be purchased for under $5,000. We compete with all such filing services. Further, many issuers may choose to file their own reports.

ASPECTS OF A REPORTING COMPANY

There are certain perceived benefits to being a reporting company.  These are commonly thought to include the following:

▪	Increased visibility in the financial community;
▪	Provision of information required under Rule 144 for trading of eligible securities;
▪	Compliance with a requirement for admission to quotation on the OTC Bulletin Board or on the Nasdaq Capital Market;
▪	The facilitation of borrowing from financial institutions;
▪	Improved trading efficiency;
▪	Shareholder liquidity;
▪	Greater ease in subsequently raising capital;
▪	Compensation of key employees through stock options for which there may be a market valuation;
▪	Enhanced corporate image.

There are also certain perceived disadvantages to being a reporting company.  These are commonly thought to include the following:

▪	Requirement for audited financial statements;
▪	Required publication of corporate information;
▪	Required filings of periodic and episodic reports with the SEC;
▪	Increased rules and regulations governing management, corporate activities and shareholder relations.

GLOSSARY

EDGAR	Electronic Data Gathering And Retrieval- an electronic filing system developed and used by the U.S. Securities and Exchange Commission.

Wilder or the Registrant	The corporation whose common stock is the subject Registrant of this registration statement.

Exchange Act	The Securities Exchange Act of 1934.

Securities Act	The Securities Act of 1933.

Item 1A. RISK FACTORS

The business of Wilder is subject to numerous risk factors, including the following:

▪	Wilder has a short operating history and minimal assets.

Wilder commenced its operations in 2004. Revenues for the years 2008 and 2009 were $ $14,544, and $30,727, respectively.   Wilder has few significant assets or financial resources.  Net income (loss) was $4,361 and $(3,545) for the years ended December 31, 2008 and 2009, respectively. While we expect to increase our revenues and profits, there is no guarantee that we will be able to do so.

▪	We face competition which may be better known and/or better funded that Wilder.

When choosing an EDGAR filing provider, public companies may be familiar with the names of better-known providers, including those whose names are familiar because of extensive advertising. Competitors may under price us or offer peripheral services which we may not be able to offer. Although we have developed a client base in the three years since we began operations, such clients are not contractually bound to utilize our services. In the event any of our competitors solicit our clients with lower prices which, because they are larger they may be able to afford, our clients may leave us to use the services of such competitors. Further, competitors may offer peripheral services such as financial printing, which we are currently unable to offer. This may also result in the loss of clients.

▪	The SEC’s new interactive data requirements will compel us to acquire new software and to acquire new skills, without which we could lose all of our customers.

On December 17, 2008, the SEC adopted final rules integrating interactive data tagging technology into the SEC filing process.  The EDGAR system will be replaced by IDEA (Interactive Data Electronic Applications).  The new tagging system, combined with the IDEA system, will give investors faster and easier access to key financial information about public companies and mutual funds that contain financial statements of the registrant for a fiscal period that ends on or after June 15, 2011.  New exhibits in the new interactive format will be required for reports containing financial statements.  This requirement is being phased in so that by the end of 2011 all filers using GAAP, including smaller reporting companies, and foreign private issuers that prepare their financial statements in accordance with IFRS as issued by the IASB, will be using the new system.  For Wilder this means that we will have to purchase software to allow us to file financial statements using the new interactive tag format and IDEA system, and receiving training in such system.  In the event we are unable to purchase such software and/or we are unable to use the new system, we will no longer be able to prepare filings for our customers which would result in the termination of our business.  We are currently researching different companies that offer this software, and we expect to purchase such software by the end of the first quarter of 2011.

▪	We are dependent on two or three customers for the majority of our business.

▪
For the nine months ended September 30, 2010, three customers accounted for 100% of our revenues, with one customer representing 55% of our revenues for that period.  For the year ended December 31, 2009, two customers accounted for 100% of our revenues, and in the year ended December 31, 2008, two customers accounted for 97% of our revenues.  The loss of any of these customers would cause a large decrease in our revenues. None of our executives has any experience managing a public company.

Neither of our two executive officers, Joel Schonfeld and Keywanna Cornish-Wilder, has experience managing a public company.  This lack of experience may result in our inability to meet our financial or other goals.

▪	We may need to raise capital and cannot be certain that financing will be available.

In order for us to advertise extensively or to increase our operations, we may need to raise funds through an offering of our securities. In addition, we expect to need additional funds to comply with SEC reporting requirements.  We are not certain how much money we will need.  We cannot guarantee that we will be able to raise sufficient funds to implement our future business plans. An inability to raise needed funds could result in a loss of business and/or revenues.

▪	Purchase of penny stocks can be risky.

In the event that a public market develops for the securities of Wilder, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded.  The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Wilder, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange.  For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.  Prices for penny stocks are often not available and investors are often unable to sell such stock.

▪	We have not conducted any market research.

Wilder has neither conducted, nor have others made available to it, market research indicating that increased demand exists for the types of services it currently offers.  Even in the event increased demand exists such services, there is no assurance Wilder will attract additional clients or that it can successfully compete with new and existing providers of those same services.

▪	If we cannot afford the costs of being a reporting company, we may not remain current in our filings, and shareholders will not have easy access to our financial and other information.

We estimate that it will cost Wilder approximately $25,000 per year to comply with the reporting requirements of the Securities Exchange Act of 1934.
Given our limited financial abilities, we may not be able to absorb the costs of remaining current in our reports. Further, reporting costs may decrease our profits.

▪	We may be subject to additional payroll taxes by the Internal Revenue Service.

The S corporation distributions paid to the three initial stockholders were not made on a pro rata basis based on the share ownership of the shareholders.  Although we do not believe it to be likely, the Internal Revenue Service could try to re-characterize some portion or all of these distributions as compensation and subject us to payroll taxes. This could adversely effect our financial condition.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

This analysis of the Company's financial condition, capital resources and operating results should be reviewed in conjunction with the accompanying Financial Statements, including the notes thereto.

Wilder was incorporated in the State of New York on September 3, 2004. Wilder has been engaged in preparing and filing documents with the SEC utilizing the SEC's EDGAR format since 2004.

Forward-Looking Statements

This registration statement contains forward-looking statements, which statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or out industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States of America. In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States Dollars.

As used in this registration statement, the terms "we", "us", "our", and "Wilder” means Wilder Filing, Inc., unless otherwise indicated.

Critical Accounting Policies

In connection with the issuance of Securities and Exchange Commission FR-60, the following disclosure is provided to supplement the Company’s accounting policies in regard to significant areas of judgment. Management of the Company is required to make certain estimates and assumptions during the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. These estimates also impact the reported amount of net earnings during any period. Actual results could differ from those estimates. Because of the size of the financial statement elements to which they relate, some of our accounting policies and estimates have a more significant impact on our financial statements than others.

Overview

Incorporated in 2004, Wilder has provided EDGAR filing services since 2004. We file any and all documents required to be filed with the Commission by registrants and/or reporting companies.

We had $14,544 and $30,727 in sales revenue for the years ended December 31, 2008 and 2009, respectively, with a net income (loss) of $ $4,361 for 2008 and $ (3,545) for 2009.

Wilder has limited operating capital, and it may not be sufficient to enable us to fully continue and/or increase our business operations. Additional funding may be required to meet Wilder's goals, to expand operations and increase marketing efforts. In such case, existing shareholders may see their investments in Wilder diluted.

The Company has filed its Federal and New York income tax returns as an S corporation since inception.  As such, the net income (loss) of the Company was includible in the income tax returns of the Company stockholders and the Company was not subject to income tax.  Accordingly, no provisions for income taxes have been recorded for the periods presented.  Effective January 1, 2011, the Company has terminated its S corporation status and will be taxable as a C corporation in 2011 and thereafter.

RESULTS OF OPERATIONS FOR WILDER FILING, INC.

YEAR ENDED DECEMBER 31, 2008 COMPARED TO YEAR ENDED DECEMBER 31, 2009

Revenues

For the years ended December 31, 2008 and 2009, Wilder had revenues of $14,544 and $30,727, respectively, an increase of $16,183 or 111%.  These revenues were derived from performing filing services on behalf of corporations which were filing documents with the Securities and Exchange Commission. The increase in revenues was due to our largest client’s increase in filings.  In 2008, our largest client accounted for 70% of revenues of $10,151, while in 2009, this same client accounted for 83% or revenues with revenues of $25,437.  Additionally, in 2009, we had a new client that accounted for the remaining 17% of revenues with revenues of $5,290.  In June 2008, we lost one client which accounted for $2,373 of revenues in 2008.

Costs and Expenses

Total costs and expenses for the years ended December 31, 2008 and 2009 were $10,183 and $34,272, respectively, an increase of $24,089 or 237%.  Total costs and expenses increased due to an increase in compensation to related parties.  In 2008, compensation to related parties was $7,600, while compensation to related parties in 2009 was $31,313, an increase of $23,713.  The increase in compensation to related parties (which represents payments to Wilder’s three directors) in 2009 resulted from the higher revenues available for distribution in 2009.

Net Income (Loss)

For the year ended December 31, 2008, net income was $4,361 and for the year ended December 31, 2009, Wilder had a net loss of $3,545.  The $7,906 decrease was attributable primarily to the $23,713 increase in compensation to related parties, offset partially by the $16,183 increase in revenues.

NINE MONTHS ENDED SEPTEMBER, 2010 COMPARED TO SEPTEMBER 30, 2009.

REVENUES

For the nine months ended September 30, 2010, Wilder had revenues of $5,042, a decrease of $22,664 or 82%, as compared to revenues of $27,766 for the nine months ended September 30, 2009. The decrease in revenue is due to a decrease in the number of filings that our largest client required in 2010.

For the nine months ended September 30, 2010, three customers accounted for approximately 55%, 35%, and 10%, respectively, of our total revenues.  During the same period of 2009, one customer accounted for approximately 82% of total revenues.

COSTS AND EXPENSES

Costs and expenses for the nine months ended September 30, 2010 totaled $12,428 a decrease of $17,693 or 59%, as compared to costs and expenses of $30,121 for the nine months ended September 30, 2009.

Compensation to Related Parties

Compensation to related parties decreased 21,050 or 84% from $24,950 for the nine months ended September 30, 2009 to $ 3,900 for the nine months ended September 30, 2010.  The decrease in 2010 resulted from the lower revenues available for distribution to Wilder’s three directors in 2010.

Other General and Administrative

Other general and administrative expenses increased $3,357 or 65% from $5,171 for the nine months ended September 30, 2009 to $8,528 for the nine months ended September 30, 2010. The decrease was due primarily to the decrease in revenues. The increase was due primarily to the incurrence of accounting and audit fees in 2010.

NET INCOME (LOSS)

For the nine months ended September 30, 2009 we had net loss of $2,415  and for the nine months ended September 30, 2010, we had a net loss of $7,386.  The $4,971 decrease was attributable primarily to the $22,664 decrease in revenues, offset by the $21,050 decrease in compensation to related parties and $3,357 increase in other general and administrative expenses.

Liquidity and Capital Resources

Since our inception, our primary source of liquidity has come from fees revenue.   For the nine months ended September 30, 2010, cash decreased $1,489 from $1,520 at December 31, 2009 to $31 at September 30, 2010. The decrease was primarily due to the $7,386 net loss, offset by $153 depreciation and, a $1,244 decrease in accounts receivable, and a $4,500 increase in accounts payable.

Management believes that the Company will have to raise funds within the next twelve months to engage in advertising, to pay the costs of being a public company, and to comply with interactive data filing requirements.  There is no guarantee that we will be able to raise sufficient funds to allow us to comply with interactive data requirements or to cover those costs we anticipate with regard to the Commission’s reporting requirements on terms that are satisfactory to Wilder, or at all.  Our monthly expenses are minimal; our office space, phones and office supplies are donated by our officers, and our officers do not currently receive a salary.  Our expenses are limited to the cost of our software and costs related to our filings with the Commission, including our audited financial statements.  To obtain additional capital, Wilder may engage in an offering of its securities.  Wilder has not yet determined the date or terms of any such offering.

Inflation

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial conditions.

Contractual Commitments

None.

Off-Balance Sheet Arrangements

As of September 30, 2010 we had no off-balance sheet arrangements reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues of expenses, results or operations, liquidity, capital expenditures or capital resources that are material to investors.

Related Party Transactions

None.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the Company’s financial statements and the accompanying notes. The amounts of assets and liabilities reported in the Company's balance sheets and the amounts of revenues and expenses reported for each fiscal period are affected by estimates and assumptions.   Actual results could differ from these estimates.

 Our key accounting estimates and policies are reviewed with the audit committee.

ITEM 3.  PROPERTIES.

Wilder has no properties and at this time has no agreements to acquire any properties.  Wilder currently uses the offices and telephones of Joel Schonfeld, its President, at no cost to Wilder.  Mr. Schonfeld has agreed to continue this arrangement with Wilder indefinitely.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth each person known by Wilder to be the beneficial owner of five percent or more of the common stock of Wilder, all directors individually and all directors and officers of Wilder as a group as of September 30, 2010.  Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Keywanna Cornish- Wilder (2) 80 Wall Street, Suite 815 New York, New York 10005	common stock	500,000	5.24%

Joel Schonfeld (3) 82 Dune Road Island Park, NY 11558	common stock	4,500,000	47.18%

Andrea I. Weinstein (4) 80 Wall Street, Suite 815 New York, New York 10005	common stock	4,500,000	47.18%

All Executive Officers and Directors as a Group (3 Persons)		9,500,000	99.61%

(1)	Based on a total of 9,537,000 shares of common stock outstanding.

(2)	Keywanna Cornish-Wilder is Secretary and a director of Wilder.

(3)	Joel Schonfeld is President, Chief Financial Officer, and a director of Wilder. He and Andrea Weinstein are partners of the law firm Schonfeld & Weinstein, LLP.

(4)	Andrea I. Weinstein is a director of Wilder. She and Joel Schonfeld are partners in the law firm of Schonfeld & Weinstein, LLP.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

Set forth below are the names of the directors and officers of Wilder, all positions and offices with Wilder, the period during which s/he has served as such, and the business experience during at least the last five years.

The following are all of the officers and directors and 5% or more shareholders of Wilder:

Name	Age	Positions and Offices Held

Joel Schonfeld(1)	75	President, Chief Financial Officer and Director

Keywanna Cornish-Wilder(1)	32	Secretary and Director

Andrea I. Weinstein (1)	45	Director

BIOGRAHIES

Joel Schonfeld, has served as President, Chief Financial Officer and director of Wilder since its inception. He is a co-founder of Schonfeld & Weinstein, L.L.P., a law firm located in New York City, and has been a partner of Schonfeld & Weinstein, L.L.P. since 1996.

Keywanna Cornish-Wilder, has been Secretary and a director of Wilder since its inception. From 2002 to 2005 she was a legal assistant at Schonfeld & Weinstein, L.L.P., a law firm of which Joel Schonfeld and Andrea I. Weinstein, officers and directors of Wilder, are principals. Since 2005 she has been employed as the Operations Manager at MRN & Associates, LLC in Roanoke, Virginia.

Andrea I. Weinstein, has served as a director of Wilder since its inception. Since its founding in 1996, Ms. Weinstein has been a partner at Schonfeld & Weinstein, L.L.P., a law firm in New York City.

(1) Founder of Wilder.

ITEM 6.  EXECUTIVE COMPENSATION.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Change in Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Joel Schonfeld
President, CFO,	2008	0	0	0	0	0	0	2,660	$2,660
Director	2009	0	0	0	0	0	0	11,048	11,048

Keywanna Cornish-
Wilder	2008	0	0	0	0	0	0	2,280	2,280
Secretary, Director	2009	0	0	0	0	0	0	9,218	9,218

(1) Represents S corporation distributions paid to two of the three initial stockholders of the Company, which is included as compensation to related parties in the accompanying statements of operations.
     In order to facilitate future quotation of our common stock, the Company expects to terminate its S corporation elections effective January 1, 2011.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Wilder for the benefit of its employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

In 2005, Wilder issued a total of 100 shares (9,500,000 shares, as adjusted for the January 2008 95,000 for 1 stock split) of common stock to its founders pursuant to Section 4(2) of the Securities Act.  There was no general solicitation or advertising, and all three founders are sophisticated investors. In January 2008, we amended our certificate of incorporation to increase the authorized capitalization from 200 to 50,000,000 common shares, $.0001 par value, and 1,000,000 shares of preferred stock, $.0001 par value, and immediately engaged in a stock split pursuant to which existing shareholders received 95,000 shares for each outstanding share of common stock.  In between July and September 2009, in reliance upon Rule 505, Wilder engaged in a private offering of its securities pursuant to which it sold shares of common stock at $0.025 per share to 37 investors for a total of $925.  There was no general solicitation or advertising, and all investors were sophisticated or accredited.  There were no more than 35 unaccredited investors.  All investors had access to the company’s books and records, and received copies of its financial statements.

We currently use the offices and telephones of Joel Schonfeld, and officer and director of Wilder, at no cost to the company.

None of our directors are independent.

ITEM 8.  LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against Wilder.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

A.           MARKET PRICE.  There is no trading market for Wilder’s common stock at present and there has been no trading market to date.  There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to Wilder, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

(i)	that a broker or dealer approve a person's account for transactions in penny stocks and

(ii)	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

(i)	obtain financial information and investment experience and objectives of the person; and
(ii)
make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

(i)	sets forth the basis on which the broker or dealer made the suitability determination and

(ii)
that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

B.           HOLDERS.  The issued and outstanding shares of the common stock of Wilder were issued in accordance with the exemptions from registration afforded by Rule 505 of the Securities Act of 1933. As of September 30, 2010, we had 40 common stock shareholders of record.

C.           DIVIDENDS.  Excluding S corporation distributions paid to the three initial stockholders of the Company and included as compensation to related parties in the accompanying statements of operations, Wilder has not paid any dividends to date, and has no plans to do so in the immediate future.  The S corporation distributions paid to the three initial stockholders were not made on a pro rata basis based on the share ownership of the shareholders.  Although the Company does not believe it to be likely, the Internal Revenue Service could try to re-characterize some portion or all of these distributions as compensation and subject the Company to payroll taxes.

D.           SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS.   We have no authorized Equity Compensation Plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

          In January, 2005, Wilder issued 100 common shares (9,500,000 shares as adjusted for the January 2008 95,000 for 1 forward stock split) to its founders pursuant to Section 4(2) of the Securities Act of 1933.  There was no general solicitation or advertising in the offering of such shares.  In January 2008, we amended our Certificate of Incorporation to increase our authorized capitalization to 50,000,000 shares of common stock, $0.0001 par value; and 1,000,000 shares of preferred stock, $0.0001 par value.   In January 2008, we engaged in a forward stock split in which shareholders received 95,000 shares of common stock for each share of common stock issued and outstanding.  In between July and September 2009, we sold 37,000 shares to 37 persons for $0.025 per share. We relied upon Rule 505 in this transaction. There was no general solicitation or advertising, and investors were all sophisticated or accredited investors.  There were no more than 35 unaccredited investors in this offering.  Offering proceeds have been applied towards general working capital.

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED.

The authorized capital stock of Wilder consists of 50,000,000 shares of common stock, par value $.0001 per share, of which there are 9,537,000 issued and outstanding.  The following statements relating to the capital stock set forth the material terms of the securities of Wilder; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Wilder, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the common stock of Wilder.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

           The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Wilder without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.  At present, Wilder has no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a stock acquisition by including class voting rights that would enable the holder to block such a transaction, or facilitate a stock acquisition by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Wilder, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

DIVIDENDS

Dividends, if any, will be contingent upon Wilder’s revenues and earnings, if any, capital requirements and financial conditions.  The payment of dividends, if any, will be within the discretion of Wilder’s Board of Directors.  Wilder presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.

TRANSFER AGENT

Wilder intends to retain Standard Registrar & Transfer Co Inc., 12528 South 1840, East Draper, Utah 84020 as its transfer agent prior to listing on the Over-The-Counter Bulletin Board or Pink Sheets.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Company's by-laws, any individual made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the individual or the individual's testator or intestate is or was a director or officer of the Company, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Company, shall be indemnified against judgments, fines, amounts paid in settlement and other liabilities expenses, to the full extent permitted by law.

The indemnification provided in the Business Corporation Law of New York is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws, a stockholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that the officer's or director's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the officer or director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to officers and directors of the Company pursuant to the above-mentioned by-laws and statute, the Company has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for such indemnification (except  insofar as it provides for payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Company by a director or officer and the Commission is still of the same opinion, the Company will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 13. FINANCIAL STATEMENTS.

Set forth below are the audited financial statements for Wilder as of December 31, 2008 and 2009, and unaudited financial statements for the nine months ended September 30, 2010 and 2009.  The following financial statements are attached to this report and filed as a part thereof.

Wilder Filing, Inc.
Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F1-2

Financial Statements:

Balance Sheets as of December 31, 2009 and 2008	F1-3

Statements of Operations for the years ended
December 31, 2009 and 2008	F1-4

Statements of Changes in Stockholders’ Equity
for the years ended December 31, 2009 and 2008	F1-5

Statements of Cash Flows for the years ended
December 31, 2009 and 2008	F1-6

Notes to Financial Statements	F1-7

F1-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Wilder Filing, Inc.

I have audited the accompanying balance sheets of Wilder Filing, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wilder Filing, Inc. as of December 31, 2009 and 2008 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                                                                /s/ Michael T. Studer CPA P.C.
                                                                                                                    Michael T. Studer CPA P.C.

Freeport, New York
July 22, 2010

F1-2

Wilder Filing, Inc.
Balance Sheets
	December 31,	December 31,
	2009	2008

ASSETS
Current Assets
Cash	$1,520	$1,814
Accounts receivable	2,734	4,856
Total current assets	4,254	6,670

Equipment, less accumulated depreciation of $492 and $288, respectively	529	733
Total Assets	$4,783	$7,403

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$100	$100
Total current liabilities	100	100

Stockholders' Equity
Preferred Stock, $0.0001 par value;
authorized 1,000,000 shares, none issued and outstanding	-	-
Common Stock, $0.0001 par value;
authorized 50,000,000 shares,
issued and outstanding 9,537,000 shares and 9,500,000 shares, respectively	954	950
Additional paid-in capital	2,821	1,900
Retained earnings	908	4,453
Total stockholders' equity	4,683	7,303
Total Liabilities and Stockholders' Equity	$4,783	$7,403

F1-3

Wilder Filing, Inc.
Statements of Operations

	Year ended December 31, 2009	Year ended December 31, 2008

Fees revenue	$30,727	$14,544
Total revenues	30,727	14,544

Costs and expenses
Compensation to related parties	31,313	7,600
Other general and administrative	2,959	2,583
Total Costs and Expenses	34,272	10,183

Income before income taxes	(3,545)	4,361
Income taxes	-	-
Net income (loss)	$(3,545)	$4,361

Net income (loss) per share
Basic and diluted	$(0.00)	$0.00

Number of common shares used to compute net income (loss) per share
Basic and Diluted	9,523,600	9,500,000

F1-4

Wilder Filing, Inc.
Statements of Stockholders' Equity

	Common Stock, $0.0001 par value		Additional Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total
Balance - December 31, 2007	9,500,000	$950	$1,900	$92	$2,942
Net income	-	-	-	4,361	4,361
Balance - December 31, 2008	9,500,000	950	1,900	4,453	7,303
Issuance of stock for cash	37,000	4	921	-	925
Net income (loss)	-	-	-	(3,545)	(3,545)
Balance- December 31, 2009	9,537,000	$954	$2,821	$908	$4,683

F1-5

Wilder Filing, Inc,
Statements of Cash Flows

	Year ended December 31, 2009	Year ended December 31, 2008

Cash Flows from Operating Activities
Net income (loss)	$(3,545)	$4,361
Depreciation	204	204
Change in operating assets and liabilities:
Accounts receivable	2,122	(3,618)
Accounts payable and accrued expenses	-	-
Net cash provided by (used for) operating activities	(1,219)	947

Cash Flows from Investing Activities
Equipment additions	-	-
Net cash provided by (used for) investing activities	-	-

Cash Flows from Financing Activities
Proceeds from sale of common stock	925	-
Net cash provided by (used for ) financing activities	925	-

Increase (decrease) in cash	(294)	947

Cash - beginning of period	1,814	867

Cash - end of period	$1,520	$1,814

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

F1-6

Wilder Filing, Inc.
Notes to Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Wilder Filing, Inc.  (the “Company”) was incorporated in New York on August  20, 2004. The Company provides EDGAR filing services to Securities and Exchange Commission (“SEC”) reporting companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of December 31, 2009, the Company had cash of $1,520 and stockholders’ equity of $4,683. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing and new SEC reporting company customers. However, there is no assurance that the Company will be successful in accomplishing these objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

 (b)  Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

(c)  Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable and accrued expenses.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments.

(d)  Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

F1-7

Wilder Filing, Inc.
Notes to Financial Statements

 (e) Equipment

     Equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight line method over the estimated useful lives of the respective assets.

(f)  Revenue Recognition

 Revenue from services is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonable assured, and (4) services have been performed.

(g)   Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standard Codification (“ASC”) Topic 718, “Share-Based Payment”.

(h)	Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.   Deferred tax
assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

The Company has filed its Federal and New York income tax returns as an S corporation since inception. As such, the net income (loss) of the Company is includible in the income tax returns of the Company stockholders and the Company is not subject to income tax. Accordingly, no provisions for income taxes have been recorded for the periods presented. The Company expects to terminate its S corporation elections effective January 1, 2011 and to be taxable as a C corporation in 2011 and thereafter.

(i)  Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

F1-8

Wilder Filing, Inc.
Notes to Financial Statements

(j) Recently Issued Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company.  The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

NOTE 3 – STOCKHOLDERS’ EQUITY

On January 4, 2008, the Company amended its certificate of incorporation to change its authorized capital from 200 shares of common stock, no par value, to 50,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 per share and to increase its issued and outstanding shares of common stock to 9,500,000 shares. All references to shares and per share amounts in the accompanying financial statements have been restated to retroactively reflect these transactions.

In 2009, the Company sold in private transactions a total of 37,000 shares of its common stock to a total of 37 investors at a price of $0.025 per share, or $925 total.

NOTE 4 – INCOME TAXES

The Company has filed its Federal and New York income tax returns as an S corporation since inception. As such, the net income (loss) of the Company is includible in the income tax returns of the Company stockholders and the Company has not been subject to income tax. Accordingly, no provisions for income taxes have been recorded for the periods presented.

The Company expects to terminate its S corporation elections effective January 1, 2011 and to be taxable as a C corporation in 2011 and thereafter. Had the Company been taxed as a C corporation in 2008 and 2009, pro forma income taxes, net income (loss), and net income (loss) per common share – basic and diluted would have been:

	Year Ended December 31,
	2009	2008
Income (loss) before income taxes –as reported	$(3,545)	$4,361
Income taxes	-	(895)
Net income (loss)	$(3,545)	$3,466
Net income (loss) per common share-basic and diluted	$(0.00)	$0.00

NOTE 5 - SIGNIFICANT CUSTOMERS

In 2009, two customers accounted for approximately 83% and 17%, respectively, of total revenues

In 2008, two customers accounted for approximately 70% and 27%, respectively, of total revenues.

F1-9

Wilder Filing, Inc.
Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$31	$1,520
Accounts Receivable	1,490	2,734
TOTAL CURRENT ASSETS	1,521	4,254

Equipment, less accumulated depreciation	376	529

TOTAL ASSETS	$1,897	$4,783

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES
Accounts Payable and Accrued Expenses	$4,600	$100
TOTAL LIABILITIES	4,600	100

Stockholders' Equity (Deficiency)
Preferred Stock, $0.001 par value;
authorized 1,000,000 shares, none issued and outstanding	-	-
Common stock, $0.0001 par value;
authorized 50,000,000 shares, issued and outstanding
9,537,000 and 9,537,000 shares, respectively	954	954
Additional Paid in Capital	2,821	2,821
Retained Earnings (deficit)	(6,478)	908
Total Stockholders' equity (deficiency)	(2,703)	4,683

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$1,897	$4,783

See notes to financial statements.

F2-1

Wilder Filing, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Fees revenue	$958	$4,185	$5,042	$27,706
Total revenues	958	4,185	5,042	27,706

Costs and expenses
Compensation to Related Parties	-	9,200	3,900	24,950
Other general and administrative	6,651	4,724	8,528	5,171
Total costs and expenses	6,651	13,924	12,428	30,121

Income before income taxes	(5,693)	(9,739)	(7,386)	(2,415)

Income taxes	-	-	-	-

Net Income (Loss)	$(5,693)	$(9,739)	$(7,386)	$(2,415)

Net Income (loss) per share
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Number of Common shares used to compute net income (loss) per share
Basic and diluted	9,537,000	9,524,667	9,537,000	9,524,667

See notes to financial statements.

F2-2

Wilder Filing, Inc.
Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Cash Flows from Operating Activities

Net Income (loss)	$(7,386)	$(2,415)
Depreciation	153	153
Change in operating assets and liabilities:
Accounts Receivable	1,244	585
Accounts payable	4,500	-
Net cash provided by (used for ) operating activities	(1,489)	(1,677)

Cash Flows from Investing Activities
Equipment additions	-	-
Net cash provided by (used for) investing activities	-	-

Cash Flows from Financing Activities
Proceeds from sale of common stock	-	925
Net cash provided by (used for) financing activities	-	925

Increase (decrease) in cash	(1,489)	(752)

Cash- beginning of period	1,520	1,814

Cash- end of period	$31	$1,062

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

See notes to financial statements.

F2-3

Wilder Filing, Inc.
Statements of Stockholders' Equity (Deficiency)

	Common Stock			Retained
	$0.001 par value		Additional	Earnings
	Shares	Amount	Paid in Capital	(Deficit)	Total

Balance- December 31, 2007	9,500,000	$950	$1,900	$92	$2,942
Net Income	-	-	-	4,361	4,361
Balance- December 31, 2008	9,500,000	950	1,900	4,453	7,303

Issuance of stock for cash	37,000	4	921	-	925
Net Income (Loss)	-	-	-	(3,545)	(3,545)
Balance- December 31, 2009	9,537,000	954	2,821	908	4,683

Unaudited:
Net Income (Loss)				(7,386)	(7,386)
Balance- September 30, 2010	9,537,000	$954	$2,821	$(6,478)	$(2,703)

See notes to financial statements.

F2-4

Wilder Filing, Inc.
Notes to Financial Statements
September 30, 2010

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS
Wilder Filing, Inc.  (the “Company”) was incorporated in New York on August  20, 2004. The Company provides EDGAR filing services to Securities and Exchange Commission (“SEC”) reporting companies.

NOTE 2 – INTERIM FINANCIAL STATEMENTS

The unaudited financial statements as of June 30, 2010 and for the three and nine months ended September 30, 2010 and 2009  have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q.  In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2010 and the results of operations and cash flows for the three and nine months ended September 30, 2010 and 2009.  The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited.  The results for the three and nine month period ended September 30, 2010 are not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending December 31, 2010.  The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations.  These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2009.

F2-5

Wilder Filing, Inc.
Notes to Financial Statements
September 30, 2010

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

(b)  Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

(c)  Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable and accrued expenses.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments.

(d)  Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(e) Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight line method over the estimated useful lives of the respective assets.

(f)  Revenue Recognition

Revenue from services is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonable assured, and (4) services have been performed.

F2-6

Wilder Filing, Inc.
Notes to Financial Statements
September 30, 2010

(g)   Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Shared-Based Payment”.

(h)	Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities.  Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.   Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

The Company has filed its Federal and New York income tax returns as an S corporation since inception. As such, the net income (loss) of the Company is includible in the income tax returns of the Company stockholders and the Company is not subject to income tax. Accordingly, no provisions for income taxes have been recorded for the periods presented. The Company expects to terminate its S corporation elections effective January 1, 2011 and to be taxable as a C corporation in 2011 and thereafter.

(i)  Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(j) Recently Issued Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company.  The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

F2-7

Wilder Filing, Inc.
Notes to Financial Statements
September 30, 2010

NOTE 4 – STOCKHOLDERS’ EQUITY

On December 17, 2007, the Company amended its certificate of incorporation to change its authorized capital from 200 shares of common stock, no par value, to 50,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share and to increase its issued and outstanding shares of common stock to 9,500,000 shares. All references to shares and per share amounts in the accompanying financial statements have been restated to retroactively reflect these transactions.

In 2009, the Company sold in private transactions a total of 37,000 shares of its common stock to a total of 37 investors at a price of $0.025 per share, or $925 total.

NOTE 5 – INCOME TAXES

The Company has filed its Federal and New York income tax returns as an S corporation since inception. As such, the net income (loss) of the Company is includible in the income tax returns of the Company stockholders and the Company has not been subject to income tax. Accordingly, no provisions for income taxes have been recorded for the periods presented.

The Company expects to terminate its S corporation elections effective January 1, 2011 and to be taxable as a C corporation in 2011 and thereafter. Had the Company been taxed as a C corporation in 2009 and 2010, pro forma income taxes would not have been different for the periods presented.

NOTE 6- SIGNIFICANT CUSTOMERS

In the nine months ended September 30, 2010, three customers accounted for 55%, 35%, 10%, respectively, of total revenues.

In the nine months ended September 30, 2009, two customers accounted for approximately 82% and 18%, respectively, of total revenues.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing date of this Form 10-Q and has determined that there were no subsequent events to recognize or disclose in these financial statements.

F2-8

Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Wilder has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) The following financial statements are filed as part of this Form 10 Registration Statement: Audited financial statements for the years ended December 31, 2008 and 2009; unaudited financial statements for the nine months ended September 30, 2009 and 2010.

(b) Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1 (1)	Certificate of Incorporation
3.2 (1)	Certificate of Amendment
3.3 (1)	By-Laws
4.0 (1)	Specimen Stock Certificate

(1) Incorporated by reference from Form 10 filed with the Commission on January 15, 2010.

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission").  Reports and other information when filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington D.C.  20549.  Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, DC  20549 at prescribed rates.

All of the Company’s reports will be filed through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.  Documents filed through EDGAR are publicly available through the Commission's Website at Http:/www.sec.gov.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

WILDER FILING, Inc.

DATE: March 21, 2011	By:	/s/Joel Schonfeld
Joel Schonfeld, President